EXHIBIT 24

                         SPECIAL POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director or Officer of Florida Rock Industries, Inc. (the "Company") hereby constitutes and appoints, Edward L. Baker, John
D. Baker II and John D. Milton, Jr. and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, to sign those certain Form S-8 Registration Statements and any and all amendments (including post-effective amendments) thereto, including but not limited to the post-effective amendments relating to the registration of incremental shares issuable as a result of the three-for-two stock dividend declared on August 1, 2001, under the following stock-based plans of the
Company: (i) the 1980 Employee Stock Purchase Plan as Revised February 7, 2001; (ii) the 1997 Director Stock Purchase Plan;
(iii) the 2000 Stock Plan; (iv) the 1996 Stock Option Plan; and
(v) the 1991 Stock Option Plan. The undersigned further authorizes each of such persons on behalf of the undersigned and in the undersigned's name, place and stead, to file such Registration Statements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24 day of August, 2001.


/s/ Edward L. Baker                     /s/ John D. Baker II
---------------------------   		---------------------------
Edward L. Baker, Director               John D. Baker II, Director



/s/ Thompson S. Baker II                /s/ Alvin R. (Pete) Carpenter
---------------------------- 		----------------------------
Thompson S. Baker II, Director          Alvin R. (Pete) Carpenter, Director



/s/ Charles H. Denny III                /s/ J. Dix Druce
----------------------------  		----------------------------
Charles H. Denny III, Director          J. Dix Druce, Director



/s/ Luke E. Fichthorn III
----------------------------		----------------------------
Luke E. Fichthorn III, Director         Francis X. Knott, Director


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/s/ C. J. Shepherdson                   /s/ G. Kennedy Thompson
-----------------------------           -----------------------------
C. J. Shepherdson, Director             G. Kennedy Thompson, Director



/s/ John D. Milton                      /s/ Wallace A. Patzke
------------------------------          -----------------------------
John D. Milton, Principal Financial     Wallace A. Patzke, Principal
Officer                                 Accounting Officer



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